Exhibit 23.3

                                DURLAND & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                           A PROFESSIONAL ASSOCIATION
                              232 A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942


Burgers By Farfour, Inc.
(A Development Stage Enterprise)
Palm Beach, Florida

                          INDEPENDENT AUDITOR'S CONSENT

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement of Burgers by Farfour, Inc. on Form SB-2 (file no. 333-70868), granted effectiveness on January 4, 2002, of our report, dated April 14, 2003, on the financial statements of the company, as of December 31, 2002 and 2001 and for the year and period since July 31, 2001, (inception), then ended, respectively, included in the Company's 2002 Annual Report on Form 10-KSB.




                                               /s/ Durland & Company, CPAs, P.A.
                                              ----------------------------------
                                                   Durland & Company, CPAs, P.A.



Palm Beach, Florida
April 14, 2003


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